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                                                                    Exhibit 23.3

                    Consent of Independent Public Accountants
                    -----------------------------------------



As independent public accountants, we hereby consent to the inclusion in this Registration Statement of our report dated February 19, 1998 included in Realty ReFund Trust's Form 10-K for the year ended January 31, 1998 and our report dated February 27, 1998 included in Realty ReFund Trust's Form 8-K filed June 30, 1998, and to all references to our Firm in this Registration Statement.

                                                Michael Maastricht, C.P.A.


Phoenix, Arizona
September 4, 1998